Exhibit 21

ALTRIA GROUP, INC. SUBSIDIARIES

Certain active subsidiaries of the Company and their subsidiaries as of December 31, 2007, are listed below. The names of certain subsidiaries, which considered in the aggregate would not constitute a significant subsidiary, have been omitted.

Name	State or Country of Organization
A.C.N. 091 960 431 Pty Ltd	Australia
Abal Hermanos S.A.	Uruguay
Agrotab Empreendimentos Agro-Industriais, S.A.	Portugal
Altria Corporate Services International, Inc.	Delaware
Altria Corporate Services, Inc.	New York
Altria Enterprises LLC	Virginia
Altria Finance (Cayman Islands) Ltd.	Cayman Islands
Arizona Promosyon Servisleri Limited Sirketi	Turkey
Batavia Trading Corporation	British Virgin Islands
C.A. Tabacalera Nacional	Venezuela
Charles Stewart & Company (Kirkcaldy) Limited	United Kingdom
CJSC Philip Morris Ukraine	Ukraine
Compañia Colombiana de Tabaco S.A.	Colombia
Cormorant Energy Investment Corp.	Delaware
CTPM International S.A.	Switzerland
Dart Resorts Inc.	Delaware
Dumas B.V.	Netherlands
Duvanska Industrija Nis (DIN)	Serbia
F6 Geschaeftsfuehrungs GmbH	Germany
Fabrica de Cigarrillos El Progreso S.A.	Ecuador
FTR Holding S.A.	Switzerland
General Foods Credit Corporation	Delaware
General Foods Credit Investors No. 1 Corporation	Delaware
General Foods Credit Investors No. 2 Corporation	Delaware
General Foods Credit Investors No. 3 Corporation	Delaware
Godfrey Phillips (Malaysia) Sdn. Bhd.	Malaysia
Grant Holdings, Inc.	Pennsylvania
Grant Transit Co.	Delaware
GWP C.V.	Netherlands
HNB Investment Corp.	Delaware
Industria de Tabaco Leon Jimenes, S.A.	Dominican Republic
Industrias Del Tabaco, Alimentos Y Bebidas S.A.	Ecuador
International Trademarks Incorporated	Delaware
Intertaba S.p.A.	Italy
Ioniki Trading S.A.	Greece
John Middleton, Inc.	Pennsylvania
Lakson Tobacco Company Limited	Pakistan
Le Rhône Investment Corp.	Delaware
Management Subsidiary Holdings Inc.	Virginia
Massalin Particulares S.A.	Argentina
Mendiola y Compania, S.A.	Costa Rica
Michigan Investment Corp.	Delaware
OAO Philip Morris Kuban	Russia
One Channel Corp.	Delaware
Orecla Realty, Inc.	Philippines
P.T. Sampoerna JL Sdn. Bhd.	Malaysia

Exhibit 21

Name	State or Country of Organization
Papastratos Cigarette Manufacturing Company S.A.	Greece
Papastratos International BV	Netherlands
Park (U.K.) Limited	United Kingdom
Park 1989 B.V.	Netherlands
Park International S.A.	Switzerland
Philip Morris (Australia) Limited	Australia
Philip Morris (China) Management Co. Ltd.	China
Philip Morris (Malaysia) Sdn. Bhd.	Malaysia
Philip Morris (New Zealand) Limited	New Zealand
Philip Morris (Portugal) Empresa Comercial de Tabacos, Limitada	Portugal
Philip Morris (Thailand) Ltd.	Delaware
Philip Morris AB	Sweden
Philip Morris Albania Sh. p. k.	Albania
Philip Morris ApS	Denmark
Philip Morris Asia Limited	Hong Kong
Philip Morris Belgium BVBA	Belgium
Philip Morris Belgium Holdings BVBA	Belgium
Philip Morris Belgrade D.o.o.	Serbia
Philip Morris Benelux B.V.B.A.	Belgium
Philip Morris BH d.o.o., for Trade Sarajevo	Bosnia/Herzegovina
Philip Morris Brasil Industria e Comercio Ltda.	Brazil
Philip Morris Brasil Industria e Comercio Ltda.	Brazil
Philip Morris Brasil S.A.	Delaware
Philip Morris Bulgaria EEOD	Bulgaria
Philip Morris Capital Corporation	Delaware
Philip Morris Chile Comercializadora Ltda.	Chile
Philip Morris China Holdings Sarl	Switzerland
Philip Morris Cigatam Productos y Servicios, S. de R.L. de C.V.	Mexico
Philip Morris Colombia S.A.	Colombia
Philip Morris CR a.s.	Czech Republic
Philip Morris Duty Free Inc.	Delaware
Philip Morris Eesti Osauhing	Estonia
Philip Morris Egypt LLC	Egypt
Philip Morris El Salvador S.A. de C.V.	El Salvador
Philip Morris Exports Sarl	Switzerland
Philip Morris Finance SA	Switzerland
Philip Morris Finland OY	Finland
Philip Morris France S.A.S.	France
Philip Morris GmbH	Germany
Philip Morris Holland B.V.	Netherlands
Philip Morris Holland Holdings B.V.	Netherlands
Philip Morris Hungary Cigarette Trading Ltd.	Hungary
Philip Morris Information Services Limited	Australia
Philip Morris International Finance Corporation	Delaware
Philip Morris International Holdings B.V.	Netherlands
Philip Morris International Holdings GmbH	Switzerland
Philip Morris International Inc.	Virginia
Philip Morris International Insurance (Ireland) Limited	Ireland
Philip Morris International Investments Inc.	Delaware
Philip Morris International IT Service Center Pty Ltd.	Australia
Philip Morris International Management LLC	Virginia
Philip Morris International Management SA	Switzerland
Philip Morris International Reinsurance (Ireland) Limited	Ireland
Philip Morris International Service Center, SL	Spain
Philip Morris International Services Sarl	Switzerland

Exhibit 21

Name	State or Country of Organization
Philip Morris Italia Srl	Italy
Philip Morris Japan Kabushiki Kaisha	Japan
Philip Morris Kazakhstan LLP	Kazakhstan
Philip Morris Korea Inc.	Korea
Philip Morris Kuwait Company W.L.L.	Kuwait
Philip Morris Latin America & Canada Inc.	Delaware
Philip Morris Latin America Sales Corp.	Delaware
Philip Morris Latin America Services SRL	Argentina
Philip Morris Limited (Australia)	Australia
Philip Morris Limited (Israel)	Israel
Philip Morris Limited (UK)	United Kingdom
Philip Morris Ljubljana d.o.o.	Slovenia
Philip Morris Luxembourg S.a.r.l.	Luxembourg
Philip Morris Management Services (Middle East) Limited	United Arab Emirates
Philip Morris Management Services B.V.	Netherlands
Philip Morris Management Services SA	Switzerland
Philip Morris Manufacturing GmbH	Germany
Philip Morris Manufacturing Senegal, S.A.R.L.	Senegal
Philip Morris Mexico, S.A. de C.V.	Mexico
Philip Morris Montenegro D.o.o.	Montenegro
Philip Morris Nicaragua S.A.	Nicaragua
Philip Morris Norway AS	Norway
Philip Morris Overseas Investment Corp.	Delaware
Philip Morris Panama Sociedad en Comandita por Acciones	Panama
Philip Morris Paraguay S.A.	Paraguay
Philip Morris Participations B.V.	Netherlands
Philip Morris Peru S.A.	Peru
Philip Morris Philippines Manufacturing Inc.	Philippines
Philip Morris Polska S.A.	Poland
Philip Morris Products S.A.	Switzerland
Philip Morris Research Laboratories BVBA	Belgium
Philip Morris Research Laboratories GmbH	Germany
Philip Morris Reunion s.a.r.l.	France
Philip Morris Romania S.R.L.	Romania
Philip Morris S.A.	Switzerland
Philip Morris SA, Philip Morris Sabanci Pazarlama ve Satis A.S.	Turkey
Philip Morris Sales & Marketing Ltd.	Russia
Philip Morris Services India S.A.	Switzerland
Philip Morris Services India S.A.	Switzerland
Philip Morris Services S.A.	Switzerland
Philip Morris Singapore Pte. Ltd.	Singapore
Philip Morris Skopje d.o.o.e.l.	Macedonia
Philip Morris Slovakia s.r.o.	Slovakia
Philip Morris South Africa (Pty) Ltd.	South Africa
Philip Morris Spain, S.L., Sociedad Unipersonal	Spain
Philip Morris Taiwan S.A.	Switzerland
Philip Morris Trading Srl	Romania
Philip Morris Travel Retail Hong Kong Limited	China
Philip Morris Travel Retail Singapore Pte Ltd	Singapore
Philip Morris USA Inc.	Virginia
Philip Morris Vietnam S.A.	Switzerland
Philip Morris West & Central Africa SARL	Benin
Philip Morris World Trade S.à.r.l.	Switzerland
Philip Morris Zagreb d.o.o.	Croatia
PHILSA Philip Morris Sabanci Sigara ve Tütüncülük Sanayi ve Ticaret A.S.	Turkey

Exhibit 21

Name	State or Country of Organization
PM Intl Serv Panama	Panama
PM Products International Inc.	United States
PMCC Europe GmbH	Germany
PMCC Investors No. 1 Corporation	Delaware
PMCC Investors No. 2 Corporation	Delaware
PMCC Investors No. 3 Corporation	Delaware
PMCC Investors No. 4 Corporation	Delaware
PMCC Leasing Corporation	Delaware
PMI Aviation Services SA	Switzerland
PMI Engineering S.A.	Switzerland
PMI Global Services Inc.	Delaware
PMI Service Center Europe Sp. z o.o.	Poland
PMM-S.G.P.S., S.A.	Portugal
PMPI LLC	United States
Proesa, Sociedad Anonima	Guatemala
Proveedora Ecuatoriana S.A. (Proesa)	Ecuador
PT Agasam	Indonesia
PT Asia Tembakau	Indonesia
PT Golf Taman Dayu	Indonesia
PT Handal Logistik Nusantara	Indonesia
PT Hanjaya Mandala Sampoerna Tbk.	Indonesia
PT Perusahaan Dagang dan Industri Panamas	Indonesia
PT Philip Morris Indonesia	Indonesia
PT Sampoerna Air Nusantara	Indonesia
PT Sampoerna Printpack	Indonesia
PT Taman Dayu	Indonesia
PT Union Sampoerna Dinamika	Indonesia
PT Wahana Sampoerna	Indonesia
Rocker Production AB	Sweden
Sampoerna International Pte Ltd.	Singapore
Sampoerna Latin America Limited	British Virgin Islands
SB Leasing Inc.	Delaware
SIA Philip Morris Latvia	Latvia
Superior Tobacco Company, N.V.	Netherlands Antilles
Tabacalera Andina SA (Tanasa)	Ecuador
Tabacalera Centroamericana, S.A.	Guatemala
Tabacalera Costarricense S.A.	Costa Rica
Tabacontrole, S.G.P.S, S.A.	Portugal
Tabacos Desvenados, S.A. de C.V.	Mexico
Tabamark S.A.	Uruguay
Tabaqueira, S.A.	Portugal
Technology Enterprise Computing Works, LLC	Virginia
Trademarks LLC	Delaware
Trimarin Leasing Investors, L.L.C. II	Delaware
UAB Philip Morris Baltic	Lithuania
UAB Philip Morris Lietuva	Lithuania
Uniromat Sarl	Switzerland
Vinasa Investment Corporation	British Virgin Islands
Wolverine Investment Corp.	Delaware
ZAO Philip Morris Izhora	Russia

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